Exhibit 10.6

                              THIRD AMENDMENT
                                  TO THE
                        HANNAFORD CASH BALANCE PLAN

     The Hannaford Cash Balance Plan was last amended and restated effective generally January 1, 1998. The Plan was thereafter amended on two occasions and is hereby amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2. Section 1.43 is amended by adding a new paragraph at the end thereof to read as follows:

          "In the case of an Employee whose employment with an Employer is terminated by reason of the sale of a store in the Southeast Division, in connection with the merger of Hannaford Bros. Co. and Delhaize America, Inc., the term 'Year of Vesting Service' shall mean for the 2000 Plan Year that such Employee is credited with at least the applicable number of Hours of Service. For purposes of the preceding sentence, the applicable number for an hourly Employee shall be the product of 870 and a fraction, the numerator of which is the number of days in the Plan Year as of the effective date of the merger (or closing date of the sale of the store, if earlier) and the denominator of which is 365; and the applicable number for a salaried or salaried nonexempt Employee shall be the product of 1000 and such fraction."

     3.   Section 8.2 is amended to read as follows:

         "8.2     VESTED BENEFIT.  If a Terminated Participant, a
     Terminated Warehouse Participant, or a Terminated Driver Participant is credited with at least five (5) Years of Vesting Service at his or her Termination of Employment Date, he or she shall be entitled to receive a Vested Benefit determined as of his or her Termination of Employment Date in accordance with Section 4.1 or 4.2.
     Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is an Employee of Hannaford HomeRuns on the closing date of the sale of Hannaford HomeRuns shall be entitled to receive a Vested Benefit determined as of his or her Termination of Employment Date in accordance with Section 4.1 or 4.2."

     4. Part 2 of this Amendment shall be effective as of the effective date of the merger of Hannaford Bros. Co. and Delhaize America, Inc. Part 3 of this Amendment shall be effective as of the closing date of the sale of Hannaford HomeRuns.